EXHIBIT 5.1
[WilmerHale]
October 26, 2006
Critical Therapeutics, Inc.
60 Westview Street
Lexington, Massachusetts 02421
     Re:                      Registration Statement on Form S-3
Ladies and Gentlemen:
     This opinion is furnished to you in connection with a Registration Statement on Form S-3 (File No. 333-136910) (the “Registration Statement”) filed by Critical Therapeutics, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), with respect to the Company’s:
1.	common stock, $0.001 par value per share (the “Common Stock”); and

2.	warrants to purchase Common Stock;
all of which may be issued from time to time on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, and a supplement to the prospectus included in the Registration Statement, dated October 26, 2006 (the “Prospectus Supplement”), relating to the issue and sale of up to 7,455,731 shares of Common Stock (the “Shares”), Warrants to purchase up to 3,727,865 shares of Common Stock (the “Warrants”) and the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares” and, together with the Warrants and the Shares, the “Securities”).
     The Shares and Warrants are to be sold to selected investors pursuant to subscription agreements (the “Subscription Agreements”).
     We are acting as counsel for the Company in connection with the sale by the Company of the Securities and have examined the Registration Statement including the exhibits thereto. We have also examined and relied upon minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.
     In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents who are natural persons. Insofar as this opinion relates to factual matters, we have assumed with your permission and without independent investigation that the statements of the Company contained in the Registration Statement are true and correct as to all factual matters stated therein.

Critical Therapeutics, Inc.
October 26, 2006

     We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.
     We assume that the appropriate action will be taken, prior to the offer and sale of the Securities, to register and qualify the Securities for sale under all applicable state securities or “blue sky” laws.
     Based upon and subject to the foregoing, we are of the following opinion:
     1. The Shares have been duly authorized for issuance and, when the Shares are issued and paid for in accordance with the terms and conditions of the Subscription Agreements, the Shares will be validly issued, fully paid and nonassessable.
     2. The Warrants have been duly authorized for issuance and, when the Warrants are issued and paid for in accordance with the terms and conditions of the Subscription Agreements and have been duly executed and delivered by the Company, the Warrants will constitute valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     3. The Warrant Shares have been duly authorized for issuance and, when issued and paid for in accordance with the provisions of the Warrants, will be validly issued, fully paid and nonassessable.
     It is understood that this opinion is to be used only in connection with the offer and sale of the Securities while the Registration Statement is in effect.
     Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments which might affect any matters or opinions set forth herein.
     We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related prospectus and any prospectus supplement under the caption “Validity of Securities.” In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Critical Therapeutics, Inc.
October 26, 2006

Very truly yours,
WILMER CUTLER PICKERING
HALE AND DORR LLP

By:	/s/ Stuart M. Falber
Stuart M. Falber, a Partner